                                                                    EXHIBIT 99.2


Excerpts from presentation materials to be delivered on May 15, 2001 at the Credit Suisse First Boston/Aviation Week Aerospace Finance Conference by David
L. Burner, Chairman and Chief Executive Officer of The B.F.Goodrich Company.

Part of this presentation contains forward-looking statements that involve risks and uncertainties, and actual results could differ materially from those projected in the forward-looking statements. The risks and uncertainties are detailed from time to time in reports filed with the Securities and Exchange Commission, including but not limited to the last section of the Management's Discussion and Analysis entitled "Forward-Looking Information is Subject to Risk and Uncertainty" contained in the company's Annual Report on Form 10-K and in other filings.

                       FINANCIAL SUMMARY AND 2001 OUTLOOK

                       2001 OUTLOOK - CONTINUED OPERATIONS

                                            Actual 2000            Outlook 2001         % Change
                                            -----------            ------------         --------
SALES ($M)

   Aerospace                                     $3.7                 $4.2                  +14%
   Engineered Industrial                          0.7                  0.7              Relatively Flat
                                                  ---                  ---              ---------------
         Total                                   $4.4                 $4.9                +12 to 13%

SEGMENT OPERATING MARGINS                        16.4%             Around 15%

CORPORATE OPERATING MARGINS                      14.6%             Around 14%

DILUTED E.P.S.

   - Book                                       $2.97                $3.40-3.50           +13 to 17%
   - Cash (Exclud. Goodwill)                    $3.13                $3.60-3.70           +13 to 17%


Assumptions:

- Aerospace assumes 860 - 880 unit commercial transport production, 5% RPM growth
- EIP assumes modest economic recovery; second half stronger than first
- Slightly lower margins (Aerospace acquisitions, higher OE mix, new program/R&D investments)
- 34% effective tax rate for 2001

                                    AEROSPACE
                                     SEGMENT

                AEROSPACE GROWTH FROM COMPLEMENTARY ACQUISITIONS

2000 - 2001 complementary acquisitions:
---------------------------------------

-        Humphrey, Inc.
-        Raytheon Optical Systems
-        Autoliv OEA Aerospace unit
-        Corning OCA
-        Engineered Products Co. (EPCO)
-        Advanced Creations, Inc. (ACI)
-        IBP Aerospace
-        Barnes Engineering

Sales from recent complementary acquisitions:
---------------------------------------------

1999              $ 0
2000              $ 18 million
2001 est.         $ 197 million


Acquisitions since January 2000 should add 4% to 2001 growth rate

                      EXPECTED BFGOODRICH AEROSPACE GROWTH

                                              1Q2001
                                             Goodrich                   Avg. Expected
                                                Mix                    2000-02 Growth
                                         ---------------               ---------------
Boeing OE                                       18%                           4%
Airbus OE                                       14%                          11%
Regional & Business & GA OE                      8%                          15%
Military Aircraft OE                            10%                           5%
Space Payloads                                   3%                           5%
Aftermarket                                     43%                           5%
Other                                            4%                          10%
                                         ---------------               ---------------
    Expected Organic Growth                                                   7%
New Products/Complementary Acq.                                           3 - 5%
                                                                        --------
BFGoodrich Aerospace Total                                              10 - 12%

                           2001 AEROSPACE EXPECTATIONS

-        Goodrich Aerospace sales will increase significantly
         - Commercial transport deliveries expected to increase this year and in 2002
         - Aftermarket remains strong
         - Recent acquisitions provide top and bottom-line growth

-        Complementary acquisitions will continue

-        Operating income margins decline slightly in 2001
         - Investments will result in future profitable growth

- Regional, Business, Military, General Aviation and Space markets growing



              Strong financial performance is expected to continue

                        GOODRICH - VALUE CREATION ROADMAP

[Presentation materials contains a slide showing the following information]


GOAL - 15% Annual EPS Growth.  Factors:

-        SALES GROWTH:  10 - 12% Annually.  Factors:
         -        ORGANIC GROWTH:  6 - 7% Annually
         -        COMPLEMENTARY ACQUISITIONS:  4 - 5% Annually

-        SEGMENT OPERATING MARGINS:  15 - 16% of Sales.  Factors:
         -        COMPLEMENTARY ACQUISITIONS:  Synergies
         -        PRODUCTIVITY IMPROVEMENT:  3 - 4% Annually
         -        R&D INVESTMENT:  4 - 5% of Sales

-        FREE CASH FLOW:  Greater than 80% of Net Income.

-        CAPITAL STRUCTURE ENHANCEMENTS:  Debt/Equity Mix.


OBJECTIVE:  SUSTAINABLE VALUE CREATION